UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 14, 2019

Berry Petroleum Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-38606	81-5410470
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16000 N. Dallas Parkway, Suite 500
Dallas, Texas 75248
(Address of principal executive offices)
(661) 616-3900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class Common Stock, par value $0.001 per share	Trading Symbol BRY	Name of each exchange on which registered Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)    Berry Petroleum Corporation (the "Company") held its 2019 Annual Meeting of Stockholders on May 14, 2019 (the "Annual Meeting").

(b)    The following actions were taken at the Annual Meeting, for which proxies were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and the final number of votes cast for, against or withheld, abstentions and broker non-votes for each matter are set forth below:

1.	The seven director nominees named in the Company's proxy statement were elected by the following votes:

Nominee	For	Withheld	Broker Non-Votes
Cary Baetz	64,488,576	726,131	3,994,897
Brent S. Buckley	64,974,115	240,592	3,994,897
Anne L. Mariucci	63,813,258	1,401,449	3,994,897
Donald L. Paul	65,091,944	122,763	3,994,897
C. Kent Potter	65,089,013	125,694	3,994,897
A.T. "Trem" Smith	65,129,689	85,018	3,994,897
Eugene "Gene" Voiland	65,199,667	15,040	3,994,897

2.
The ratification of the selection of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019 was approved. The proposal received 69,194,721 votes for; 14,734 votes against; and 149 abstentions.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 15, 2019

BERRY PETROLEUM CORPORATION

By:	/s/ Cary Baetz
Cary Baetz
Executive Vice President and Chief Financial Officer